UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

HOME LOAN SERVICING SOLUTIONS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	6162	98-0683664

(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Home Loan Servicing Solutions, Ltd.

c/o Walkers Corporate Services Limited

Walker House, 87 Mary Street

George Town, Grand Cayman KY1-9005

Cayman Islands

Registrant’s telephone number, including area code: (345) 945-3727

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation.

On March 5, 2012, in connection with the closing of its initial public offering of ordinary shares, HLSS Holdings, LLC (“HLSS Holdings”), a wholly-owned subsidiary of Home Loan Servicing Solutions, Ltd. (“HLSS”) assumed a servicing advance receivables financing facility from Ocwen Loan Servicing, LLC (“OLS”) comprised of the following agreements:

•	an amended and restated indenture by and between Homeq Servicer Advance Receivables Trust 2010-ADV1 (“Issuer”), Deutsche Bank National Trust Company, HLSS Holdings, OLS, Barclays Bank PLC and Sheffield Receivables Corporation,

•	an amended and restated receivables pooling agreement with Homeq Servicer Advance Facility Transferor, LLC (“Transferor”) and Issuer, and

•	an amended and restated receivables sale agreement with HLSS Holdings, OLS and Transferor.

See “The Proposed Business – Description of Servicing Advance Facility Agreements and Advance Financing Facility” in our Prospectus dated February 28, 2012 for a complete description of these agreements.

Item 9.01.	Financial Statements and Exhibits.

(a) – (c)	Not applicable.

(d)	Exhibits:

10.5 Amended and Restated Indenture

10.6 Amended and Restated Receivables Pooling Agreement

10.7 Amended and Restated Receivables Sale Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: March 5, 2012	By:	/s/ James Lauter
James Lauter
Senior Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)